Exhibit 99.1

Revlon Reports Third Quarter 2015 Results

NEW YORK--(BUSINESS WIRE)--November 4, 2015--Revlon, Inc. (NYSE:REV) today announced results for the third quarter ended September 30, 2015.

This release presents the Company’s results using the following measures: GAAP as reported (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain non-operating items from As Reported results, as well as certain other unusual items identified by management that impact the comparability of the Company’s period-over-period results, as seen through the eyes of management. As a result of the exclusion of these unusual items, the definition of Adjusted EBITDA has changed from that used in prior periods, and Adjusted EBITDA for prior periods presented in this release will be different from amounts reported in prior periods. See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment.

Third Quarter 2015 Results

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Lorenzo Delpani, said “This quarter’s results were very strong, with Adjusted1 net sales growth of 6.8% and Adjusted1 EBITDA growth of 8.7%, excluding the impact of foreign currency adjustments (“XFX”). During this quarter, we saw significant growth in Consumer segment net sales and segment profit as a result of the continued execution of our Strategy of Value Creation, both in the U.S. and internationally. The 8.7% Adjusted EBITDA growth was achieved despite an incremental $4.7 million of brand support investment in the quarter. In the first nine months of 2015 we have been in investment mode, with an incremental $35.8 million of brand support versus prior year. This confirms our commitment toward the growth of our brands and we are pleased with the results.”

On an As Reported basis, total Company net sales were $471.5 million in the third quarter of 2015 and $472.3 million in the third quarter of 2014. Adjusted net sales in the third quarter of 2015 were $471.5 million, compared to $471.4 million in the third quarter of 2014. Adjusted net sales excludes from As Reported net sales the impact of the results of our Venezuela business operations of nil and $0.9 million in the third quarter of 2015 and 2014, respectively. Notably, on an XFX basis, Adjusted net sales increased $31.9 million, or 6.8%.

Total Company EBITDA was $81.0 million in the third quarter of 2015 and $79.8 million in the third quarter of 2014. Total Company Adjusted EBITDA was $87.6 million in the third quarter of 2015, compared to Total Company Adjusted EBITDA of $85.4 million in the third quarter of 2014, representing a 2.6% increase. Notably, on an XFX basis, Adjusted EBITDA increased $7.4 million, or 8.7%.

As Reported net income was $6.2 million in the third quarter of 2015 and $14.6 million in the third quarter of 2014. Adjusted1 net income was $10.8 million in the third quarter of 2015, compared to Adjusted net income of $15.6 million in the third quarter of 2014, a decrease of $4.8 million, or 30.8%. The decrease in Adjusted net income was primarily driven by higher tax expense in the third quarter of 2015 due to higher pretax income, as well as the unfavorable impact of certain discrete items and an increase in the valuation allowance related to certain assets in the U.S. as a result of a change in law.

Further details discussing the drivers of the variances in these Adjusted measures are provided below.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

Segment Results

(USD millions)	Three Months Ended September 30,
	Net Sales				Segment Profit (Loss) (b)
	2015	2014	% Change	XFX % Change	2015	2014	% Change	XFX % Change

Consumer	$348.1	$348.2	0.0%	5.9%	$86.0	$76.0	13.2%	17.6%
Professional	114.5	124.1	-7.7%	1.0%	23.4	25.2	-7.1%	-0.8%
Other	8.9	-	N.M.	N.M.	(2.3)	-	N.M.	N.M.
Total	$471.5	$472.3	-0.2%	6.5%	$107.1	$101.2	5.8%	10.8%

Segment profit is defined in footnote (b) below. Segment profit excludes unallocated corporate expenses, depreciation and amortization and the impact of certain non-operating items, as discussed in footnotes (a) and (c) below. Effective in the second quarter of 2015, the Company identified a third reporting segment, Other. The results included within the Other segment include the operating results and purchase accounting for the acquisition of the CBBeauty Group (“CBB” and the "CBB Acquisition," respectively). The results included within the Other segment are not material to the Company's consolidated results of operations. The above table provides information on an As Reported basis and has not been adjusted for the unusual items discussed in footnote (a).

Consumer Segment

Consumer segment net sales were $348.1 million in the third quarter of 2015, as compared to $348.2 million in the third quarter of 2014. On an XFX basis, Consumer segment net sales in the third quarter of 2015 increased 5.9%, primarily driven by higher net sales of Revlon color cosmetics, Revlon ColorSilk hair color and Mitchum anti-persipirant deodorants, partially offset by lower net sales of Almay color cosmetics.

Consumer segment profit in the third quarter of 2015 was $86.0 million, as compared to Consumer segment profit of $76.0 million in the third quarter of 2014. On an XFX basis, Consumer segment profit increased 17.6%, primarily driven by higher gross profit as a result of the increases in net sales as discussed above, partially offset by $2.8 million of higher brand support expenses for the Company's Consumer brands.

Professional Segment

Professional segment net sales in the third quarter of 2015 were $114.5 million, compared to net sales of $124.1 million in the third quarter of 2014. On an XFX basis, Professional segment net sales in the third quarter of 2015 increased 1.0%, primarily due to higher net sales of Creme of Nature multi-cultural hair products, American Crew men’s grooming products and Revlon Professional hair products, partially offset by lower net sales of CND nail products.

Professional segment profit in the third quarter of 2015 was $23.4 million, as compared to Professional segment profit of $25.2 million in the third quarter of 2014. On an XFX basis, Professional segment profit was essentially flat in the third quarter of 2015.

Geographic Net Sales - Total Company

(USD millions)	Three Months Ended September 30,
Net Sales:	2015	2014	% Change	XFX % Change

United States	$255.0	$243.8	4.6%	4.6%
International	216.5	228.5	-5.3%	8.6%
Total Net Sales	$471.5	$472.3	-0.2%	6.5%

The above table has not been adjusted for the unusual items discussed in footnote (a).

United States

Total Company U.S. net sales in the third quarter of 2015 were $255.0 million, compared to $243.8 million in the third quarter of 2014, an increase of 4.6%. Net sales in the U.S. increased in the Consumer segment, primarily driven by higher net sales of Revlon color cosmetics and Revlon ColorSilk hair color, partially offset by lower net sales of Almay color cosmetics. Net sales in the U.S. decreased in the Professional segment primarily due to lower net sales of CND nail products, partially offset by higher net sales of Creme of Nature multi-cultural hair products.

International

Total Company International net sales in the third quarter of 2015 were $216.5 million, compared to $228.5 million in the third quarter of 2014. On an XFX basis, International net sales during the third quarter of 2015 increased 8.6%, with higher net sales in both the Consumer and Professional segments. International net sales increased in the Consumer segment primarily due to higher net sales of Revlon color cosmetics, Revlon ColorSilk hair color and Mitchum anti-persipirant deodorants. International net sales increased in the Professional segment primarily due to higher net sales of Revlon Professional hair products and American Crew men’s grooming products. From a geographic perspective, the increase in international net sales was primarily driven by certain distributor markets.

Total Company Results

Total Company EBITDA was $81.0 million in the third quarter of 2015 and $79.8 million in the third quarter of 2014.

In calculating Adjusted EBITDA, adjustments were made for the following non-operating items:

  Restructuring and related charges, which were a cost of $4.2 million in the third quarter of 2015, primarily related to the 2015 Efficiency Program(d), and $1.1 million in the third quarter of 2014, primarily related to the Integration Program;
  Non-cash stock compensation of $1.0 million in the third quarter of 2015 and $3.2 million in the third quarter of 2014;
  Acquisition and integration costs of $0.6 million in the third quarter of 2015 and $0.9 million in the third quarter of 2014; and
  A favorable inventory purchase accounting adjustment of $0.1 million in the third quarter of 2015 related to the CBB Acquisition.

As further reflected in the footnotes to this release, to enhance the comparability of the period-over-period results, in calculating Adjusted EBITDA, the Company also adjusted its EBITDA results for the following unusual items:

  Deferred consideration of $0.9 million for the CBB Acquisition recognized in the third quarter of 2015; and
  EBITDA in Venezuela of nil in the third quarter of 2015 due to the Company’s exit of its Venezuela business operations, compared to EBITDA of $(0.4) million in the third quarter of 2014.

Total Company Adjusted1 EBITDA was $87.6 million in the third quarter of 2015, compared to $85.4 million in the third quarter of 2014, a 2.6% increase. On an XFX basis, Adjusted EBITDA increased by $7.4 million, or 8.7%. This increase was primarily due to higher gross profit in the Consumer segment, as discussed above, partially offset by $4.7 million of higher brand support expenses in both the Consumer and Professional segments in the third quarter of 2015, compared to the third quarter of 2014.

As Reported net income was $6.2 million in the third quarter of 2015 and $14.6 million in the third quarter of 2014. Adjusted1 net income was $10.8 million in the third quarter of 2015, compared to Adjusted net income of $15.6 million in the third quarter of 2014, a decrease of $4.8 million, or 30.8%. The decrease in Adjusted net income was driven by a $15.4 million increase in the provision for income taxes (adjusted for the tax effect of the EBITDA adjustments discussed above). This variance was partially offset by $0.7 million of foreign currency gains as a result of the Euro revaluation of certain U.S. Dollar denominated intercompany payables during the third quarter of 2015, as compared to $9.3 million of foreign currency losses in the third quarter of 2014. As Reported earnings per diluted share was $0.12 in the third quarter of 2015 and $0.28 in the third quarter of 2014. On an Adjusted1 basis, earnings per diluted share was $0.21 in the third quarter of 2015 and $0.30 in the third quarter of 2014.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

Nine Months 2015 Results

On an As Reported basis, total Company net sales were $1,392.4 million in the first nine months of 2015, compared to $1,440.0 million in the first nine months of 2014. Venezuela had reported net sales of $0.9 million in the first nine months of 2015, compared to net sales of $14.1 million in the first nine months of 2014. Excluding Venezuela, total Company Adjusted1 net sales were $1,391.5 million in the first nine months of 2015, compared to $1,425.9 million in the first nine months of 2014, a decrease of 2.4%. Foreign currency negatively impacted net sales by $86.1 million (adjusted to exclude the XFX impact in Venezuela), which resulted in an XFX increase of $51.7 million, or 3.6% in Adjusted net sales in the first nine months of 2015, compared to the first nine months of 2014.

Total Company EBITDA was $237.7 million in the first nine months of 2015, compared to $236.0 million in the first nine months of 2014.

In calculating Adjusted EBITDA, adjustments were made for the following non-operating items:

  Acquisition and integration costs of $6.5 million in the first nine months of 2015 and $5.4 million in the first nine months of 2014;
  Non-cash stock compensation of $3.8 million in the first nine months of 2015 and $3.7 million in the first nine months of 2014;
  Restructuring and related charges of $1.9 million in the first nine months of 2015 and $18.8 million in the first nine months of 2014; and
  A net unfavorable inventory purchase accounting adjustment of $0.5 million in the first nine months of 2015 related to the CBB Acquisition and $2.6 million in the first nine months of 2014 related to the Colomer Acquisition.

In addition, in calculating Adjusted EBITDA, the Company also adjusted its results for the following unusual items:

  A favorable adjustment of $3.4 million in the first nine months of 2014 related to a decrease in the Company’s inventory obsolescence reserve;

  Deferred consideration of $1.6 million for the CBB Acquisition recognized in the first nine months of 2015; and
  Venezuela EBITDA of $0.1 million in the first nine months of 2015 compared to $5.8 million in the first nine months of 2014.

Total Company Adjusted1 EBITDA was $251.9 million in the first nine months of 2015, compared to $257.3 million in the first nine months of 2014, a decrease of 2.1%. On an XFX basis, Adjusted EBITDA increased $1.9 million, or 0.7%. This increase was primarily due to higher gross profit in the Consumer segment, partially offset by $35.8 million of higher brand support expenses in both the Consumer and Professional segments in the first nine months of 2015, compared to the first nine months of 2014.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

Cash Flow for the Nine Month Period

Net cash used by operating activities in the first nine months of 2015 was $2.6 million, compared to net cash provided by operating activities of $46.7 million in the same period last year, representing a decrease of $49.3 million. Free cash flow1 used in the first nine months of 2015 was $23.8 million compared to $17.3 million of free cash flow provided by the same period last year, representing a decrease of $41.1 million. The decreases in cash from operating activities and free cash flow were primarily driven by higher inventory, as well as higher brand support and incentive compensation payments, partially offset by less cash used in discontinued operations, as well as lower payments for restructuring and interest in the first nine months of 2015; compared to the first nine months of 2014.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

Third Quarter 2015 Results and Conference Call

The Company will host a conference call with members of the investment community on November 4, 2015 at 9:30 A.M. EST to discuss Third Quarter 2015 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: Adjusted net sales; Adjusted EBITDA; Adjusted net income; Adjusted diluted earnings per share; and free cash flow are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables (except that Adjusted net sales is reconciled directly in the text of the press release).

The Company defines Adjusted EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”), as well as to exclude non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). In addition, the Company has identified certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”) and therefore has presented Adjusted EBITDA to exclude these items and on a different basis than that presented in prior years. The following tables identify the Non-Operating and Unusual Items excluded for all periods:

(USD millions)	Q3 2015	Q3 2014
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$(1.0)	$(3.2)
Restructuring and related charges	(4.2)	(1.1)
Acquisition and integration costs	(0.6)	(0.9)
Inventory purchase accounting adjustment	0.1	-
Unusual Items:
Venezuela EBITDA	$-	$(0.4)
Inventory obsolescence reserve	-	-
Deferred consideration for CBB Acquisition	(0.9)	-

(USD millions)	YTD 2015	YTD 2014
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$(3.8)	$(3.7)
Restructuring and related charges	(1.9)	(18.8)
Acquisition and integration costs	(6.5)	(5.4)
Inventory purchase accounting adjustment	(0.5)	(2.6)
Unusual Items:
Venezuela EBITDA	$0.1	$5.8
Inventory obsolescence reserve	-	3.4
Deferred consideration for CBB Acquisition	(1.6)	-

Adjusted net income and Adjusted diluted earnings per share exclude the after-tax impact of the Non-Operating Items and Unusual Items, as well as loss on early extinguishment of debt and the foreign currency loss related to the re-measurement of Revlon Venezuela’s balance sheets.

The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating non-GAAP measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses Adjusted net sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow as operating performance measures (in conjunction with GAAP measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that Adjusted net sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Additionally, management believes that Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing these non-GAAP measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of Adjusted net sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow, when used in conjunction with GAAP financial measures, are useful financial analysis measures, that are used by management, as described above and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted net sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow should not be considered in isolation or as a substitute for their respective most directly comparable As Reported measures prepared in accordance with GAAP, such as net income/loss, operating income, diluted earnings per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer, Professional and Other segments, excluding the EBITDA Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material inter-segment sales.

(c) During the second quarter of 2015, the Company removed pension-related costs from the measurement of its reportable segment results. As a result, $2.1 million in pension-related costs were reclassified from the measurement of the Consumer segment profit for the three months ended September 30, 2014 and have been included as a component of unallocated corporate expenses for such period.

(d) The 2015 Efficiency Program includes certain restructuring actions to drive certain organizational efficiencies across the Company’s Consumer and Professional segments. The Company expects to recognize a total of approximately $4.0 million to $8.0 million of restructuring and related charges for the 2015 Efficiency Program through early 2016. By implementing the 2015 Efficiency Program, the Company expects to achieve annualized cost reductions of approximately $6.0 million to $12.0 million by the end of 2018, with approximately $3.0 million of cost reductions expected to benefit 2015 results. Refer to Revlon, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 4, 2015 for further information.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's expectations that the 2015 Efficiency Program will drive certain organizational efficiencies across the Company's Consumer and Professional segments; that the Company will recognize a total of approximately $4.0 million to $8.0 million of restructuring and related charges for the 2015 Efficiency Program through early 2016; and that by implementing the 2015 Efficiency Program, the Company will achieve annualized cost reductions of approximately $6.0 million to $12.0 million by the end of 2018, with approximately $3.0 million of cost reductions benefitting 2015 results. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2014 Annual Report on Form 10-K that we filed with the SEC on March 12, 2015 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2014 and 2015 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including unanticipated costs or charges or less than expected cost reductions and/or other benefits resulting from the 2015 Efficiency Program and/or the risk that such program may not satisfy the Company’s objectives. Other factors could also cause the Company’s results to differ materially from expected results. The business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)
(dollars in millions, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Net sales	$471.5	$472.3	$1,392.4	$1,440.0
Cost of sales	167.8	164.6	471.4	495.3
Gross profit	303.7	307.7	921.0	944.7
Selling, general and administrative expenses	244.1	251.8	752.7	761.6
Acquisition and integration costs	0.6	0.9	6.5	5.4
Restructuring charges and other, net	4.0	0.8	0.9	18.1

Operating income	55.0	54.2	160.9	159.6

Other expenses, net:
Interest expense	21.5	20.6	62.0	63.9
Amortization of debt issuance costs	1.4	1.3	4.2	4.1
Loss on early extinguishment of debt	-	-	-	2.0
Foreign currency (gains) losses, net	(0.7)	9.3	7.3	17.9
Miscellaneous, net	0.3	0.1	0.5	0.2
Other expenses, net	22.5	31.3	74.0	88.1

Income from continuing operations before income taxes	32.5	22.9	86.9	71.5
Provision for income taxes	24.6	8.7	53.8	34.2
Income from continuing operations, net of taxes	7.9	14.2	33.1	37.3
(Loss) income from discontinued operations, net of taxes	(1.7)	0.4	(1.8)	0.9

Net income	$6.2	$14.6	$31.3	$38.2

Other comprehensive loss:
Currency translation adjustment, net of tax	(2.5)	(18.3)	(15.1)	(17.1)
Amortization of pension related costs, net of tax	1.9	1.1	5.4	3.4
Revaluation of derivative financial instruments, net of
reclassifications into earnings	(0.7)	0.6	(2.7)	(2.3)
Other comprehensive loss	(1.3)	(16.6)	(12.4)	(16.0)

Total comprehensive income (loss)	$4.9	$(2.0)	$18.9	$22.2

Basic earnings per common share:
Continuing operations	$0.15	$0.27	$0.63	$0.71
Discontinued operations	(0.03)	0.01	(0.03)	0.02
Net income	$0.12	$0.28	$0.60	$0.73

Diluted earnings per common share:
Continuing operations	$0.15	$0.27	$0.63	$0.71
Discontinued operations	(0.03)	0.01	(0.03)	0.02
Net income	$0.12	$0.28	$0.60	$0.73

Weighted average number of common shares outstanding:
Basic	52,440,580	52,356,798	52,422,660	52,356,798
Diluted	52,603,711	52,414,963	52,593,207	52,389,935

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$181.2	$275.3
Trade receivables, net	260.4	238.9
Inventories	217.8	156.6
Deferred income taxes - current	59.8	58.4
Prepaid expenses and other	61.3	44.6
Total current assets	780.5	773.8
Property, plant and equipment, net	204.7	212.0
Deferred income taxes - noncurrent	33.4	53.1
Goodwill	478.2	464.1
Intangible assets, net	320.9	327.8
Other assets	106.8	113.3
Total assets	$1,924.5	$1,944.1

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$10.0	$6.6
Current portion of long-term debt	6.9	31.5
Accounts payable	182.8	153.5
Accrued expenses and other	246.4	273.3
Total current liabilities	446.1	464.9
Long-term debt	1,828.2	1,832.4
Long-term pension and other post-retirement plan liabilities	180.7	200.9
Other long-term liabilities	92.8	90.0
Total stockholders' deficiency	(623.3)	(644.1)
Total liabilities and stockholders' deficiency	$1,924.5	$1,944.1

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Nine Months Ended
	September 30,
	2015	2014
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$31.3	$38.2
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	76.8	76.4
Foreign currency losses from re-measurement	10.5	18.0
Amortization of debt discount	1.1	1.0
Stock-based compensation amortization	3.8	3.7
Provision for deferred income taxes	34.6	28.0
Loss on early extinguishment of debt	-	2.0
Amortization of debt issuance costs	4.2	4.1
Gain on sale of certain assets	(6.5)	(0.4)
Pension and other post-retirement income	(1.6)	(3.9)
Change in assets and liabilities:
Increase in trade receivables	(27.9)	(16.4)
Increase in inventories	(62.4)	(17.9)
Increase in prepaid expenses and other current assets	(20.3)	(1.6)
Increase in accounts payable	30.0	10.3
Decrease in accrued expenses and other current liabilities	(16.4)	(44.8)
Pension and other post-retirement plan contributions	(15.5)	(16.4)
Purchases of permanent displays	(32.5)	(33.1)
Other, net	(11.8)	(0.5)
Net cash (used in) provided by operating activities	(2.6)	46.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(27.0)	(30.3)
Business acquisitions, net of cash acquired	(34.2)	-
Proceeds from the sale of certain assets	5.8	0.9
Net cash used in investing activities	(55.4)	(29.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in short-term borrowings and overdraft	4.3	(3.1)
Repayment under the Amended and Restated Senior Subordinated Term Loan	-	(58.4)
Repayments under the Acquisition Term Loan	(17.6)	(5.3)
Prepayments under the 2011 Term Loan	(12.1)	-
Payment of financing costs	-	(1.8)
Other financing activities	(3.0)	(2.1)
Net cash used in financing activities	(28.4)	(70.7)
Effect of exchange rate changes on cash and cash equivalents	(7.7)	(12.3)
Net decrease in cash and cash equivalents	(94.1)	(65.7)
Cash and cash equivalents at beginning of period	275.3	244.1
Cash and cash equivalents at end of period	$181.2	$178.4

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$66.1	$72.7
Income taxes, net of refunds	$21.3	$16.8

Supplemental schedule of non-cash investing and financing activities:
Treasury stock received to satisfy minimum tax withholding liabilities	$2.0	$-

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	September 30,
	2015	2014
	(Unaudited)
Reconciliation to net income:

Net income	$6.2	$14.6
(Loss) income from discontinued operations, net of taxes	(1.7)	0.4
Income from continuing operations, net of taxes	7.9	14.2

Interest expense	21.5	20.6
Amortization of debt issuance costs	1.4	1.3
Foreign currency (gains) losses, net	(0.7)	9.3
Miscellaneous, net	0.3	0.1
Provision for income taxes	24.6	8.7
Depreciation and amortization	26.0	25.6

EBITDA	$81.0	$79.8

Non-operating items:
Non-cash stock compensation expense	1.0	3.2
Restructuring and related charges	4.2	1.1
Acquisition and integration costs	0.6	0.9
Inventory purchase accounting adjustment	(0.1)	-

Unusual items:
Venezuela adjusted EBITDA	-	0.4
Inventory obsolescence reserve	-	-
Deferred consideration for CBB Acquisition	0.9	-

Adjusted EBITDA	$87.6	$85.4

	Nine Months Ended
	September 30,
	2015	2014
	(Unaudited)
Reconciliation to net income:

Net income	$31.3	$38.2
(Loss) income from discontinued operations, net of taxes	(1.8)	0.9
Income from continuing operations, net of taxes	33.1	37.3

Interest expense	62.0	63.9
Amortization of debt issuance costs	4.2	4.1
Loss on early extinguishment of debt	-	2.0
Foreign currency losses, net	7.3	17.9
Miscellaneous, net	0.5	0.2
Provision for income taxes	53.8	34.2
Depreciation and amortization	76.8	76.4

EBITDA	$237.7	$236.0

Non-operating items:
Non-cash stock compensation expense	3.8	3.7
Restructuring and related charges	1.9	18.8
Acquisition and integration costs	6.5	5.4
Inventory purchase accounting adjustment	0.5	2.6

Unusual items:
Venezuela adjusted EBITDA	(0.1)	(5.8)
Inventory obsolescence reserve	-	(3.4)
Deferred consideration for CBB Acquisition	1.6	-

Adjusted EBITDA	$251.9	$257.3

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended September 30,
	2015	2014
	(Unaudited)
Segment Net Sales:
Consumer	$348.1	$348.2
Professional	114.5	124.1
Other	8.9	-
Total Segment Net Sales	$471.5	$472.3

Segment Profit:
Consumer	$86.0	$76.0
Professional	23.4	25.2
Other	(2.3)	-
Total Segment Profit (Loss)	$107.1	$101.2

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$32.5	$22.9

Interest expense	21.5	20.6
Amortization of debt issuance costs	1.4	1.3
Foreign currency (gains) losses, net	(0.7)	9.3
Loss on early extinguishment of debt	-	-
Miscellaneous, net	0.3	0.1
Operating income	55.0	54.2

Unallocated Corporate Expenses	20.4	16.2
Depreciation and amortization	26.0	25.6

Non-operating items:
Non-cash stock compensation expense	1.0	3.2
Restructuring and related charges	4.2	1.1
Acquisition and integration costs	0.6	0.9
Inventory purchase accounting adjustment	(0.1)	-
Segment Profit	$107.1	$101.2

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT RECONCILIATION
(dollars in millions)

	Nine Months Ended September 30,
	2015	2014
	(Unaudited)
Segment Net Sales:
Consumer	$1,027.1	$1,055.0
Professional	352.1	385.0
Other	13.2	-
Total Segment Net Sales	$1,392.4	$1,440.0

Segment Profit:
Consumer	$232.0	$225.8
Professional	76.9	88.5
Other	(2.8)	-
Total Segment Profit (Loss)	$306.1	$314.3

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$86.9	$71.5

Interest expense	62.0	63.9
Amortization of debt issuance costs	4.2	4.1
Foreign currency losses, net	7.3	17.9
Loss on early extinguishment of debt	-	2.0
Miscellaneous, net	0.5	0.2
Operating income	160.9	159.6

Unallocated Corporate Expenses	55.7	47.8
Depreciation and amortization	76.8	76.4

Non-operating items:
Non-cash stock compensation expense	3.8	3.7
Restructuring and related charges	1.9	18.8
Acquisition and integration costs	6.5	5.4
Inventory purchase accounting adjustment	0.5	2.6
Segment Profit	$306.1	$314.3

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(dollars in millions)

	Three Months Ended
	September 30,
	2015	2014
	(Unaudited)
Reconciliation to net income and diluted earnings per share:
Net income	$6.2	$14.6

Non-operating items (after-tax):
Loss on early extinguishment of debt	-	-
Foreign currency loss, Venezuela re-measurement	-	-
Restructuring and related charges	3.4	0.1
Acquisition and integration costs	0.4	0.5
Inventory purchase accounting adjustment	(0.1)	-

Unusual items (after-tax):
Venezuela adjusted EBITDA	-	0.4
Inventory obsolescence reserve	-	-
Deferred consideration for CBB Acquisition	0.9	-

Adjusted net income	$10.8	$15.6

Net Income:
Diluted earnings per common share	0.12	0.28
Adjustment to diluted earnings per common share	0.09	0.02
Adjusted diluted income per common share	$0.21	$0.30

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,603,711	52,414,963

	Nine Months Ended
	September 30,
	2015	2014
	(Unaudited)
Reconciliation to net income and diluted earnings per share:
Net income	$31.3	$38.2

Non-operating items (after-tax):
Loss on early extinguishment of debt	-	1.2
Foreign currency loss, Venezuela re-measurement	1.9	6.0
Restructuring and related charges	2.9	12.7
Acquisition and integration costs	4.0	3.3
Inventory purchase accounting adjustment	0.5	1.8

Unusual items (after-tax):
Venezuela adjusted EBITDA	(0.1)	(5.8)
Inventory obsolescence reserve	-	(2.1)
Deferred consideration for CBB Acquisition	1.6	-

Adjusted net income	$42.1	$55.3

Net Income:
Diluted earnings per common share	0.60	0.73
Adjustment to diluted earnings per common share	0.20	0.33
Adjusted diluted income per common share	$0.80	$1.06

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,593,207	52,389,935

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Nine Months Ended
	September 30,
	2015	2014
	(Unaudited)
Reconciliation to net cash (used in) provided by operating activities:

Net cash (used in) provided by operating activities	$(2.6)	$46.7

Less capital expenditures	(27.0)	(30.3)
Plus proceeds from the sale of certain assets	5.8	0.9

Free cash flow	$(23.8)	$17.3

CONTACT:
Revlon, Inc.
Investor Relations:
212-527-5230